UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2025

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway
San Jose, California	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	WDC	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

Effective upon, and subject to, the consummation of Western Digital Corporation’s (the “Company”) previously announced separation of its flash business pursuant to a spin-off transaction (the “Spin-Off”), each of David V. Goeckeler, Thomas Caulfield and Miyuki Suzuki will resign from their positions as members of the Company’s board of directors (the “Board”), as well as their respective positions as members of various committees thereof, to serve on the board of directors of Sandisk Corporation (“Sandisk”), a wholly owned subsidiary of the Company, which will be an independent publicly traded company after the completion of the Spin-Off. None of the resigning directors will enter into any agreements with the Company in connection with their resignations.

In connection with such director resignations, on January 25, 2025, the Board unanimously appointed Irving Tan, Bruce Kiddoo and Roxanne Oulman to the Board, effective upon, and subject to, the consummation of the Spin-Off. There are no arrangements or understandings with any person pursuant to which any of Mr. Tan, Mr. Kiddoo or Ms. Oulman was appointed to the Board. None of Mr. Tan, Mr. Kiddoo and Ms. Oulman has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Kiddoo and Ms. Oulman will receive compensation for their services as directors in accordance with the Company’s standard compensation program for non-employee directors, which is summarized in the “Director Compensation” section of the Company’s Proxy Statement, as filed with the SEC on October 7, 2024.

In accordance with the Company’s customary practice, the Company will enter into its standard form of indemnification agreement with each of Mr. Tan, Mr. Kiddoo and Ms. Oulman. The Company’s current form of indemnification agreement, adopted by the Board on January 25, 2025, is intended to be entered into with each of the current and future members of the Board and executive officers of the Company. Pursuant to the indemnification agreement, the Company is required to indemnify each director and executive officer to the fullest extent permitted by Delaware law for certain liabilities they may become subject to as a result of their affiliation with the Company. The indemnification agreement supersedes the Company’s previous form of indemnity agreement. The description of the indemnification agreement is intended to provide a general description only, is subject to the detailed terms and conditions of and is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference in this Item 5.02.

In addition, effective upon, and subject to, the consummation of the Spin-Off:

•	Mr. Kiddoo will be appointed as a member of each of the Governance Committee and the Audit Committee of the Board.

•	Ms. Oulman will be appointed as a member of each of the Compensation and Talent Committee (the “Compensation Committee”) and the Audit Committee of the Board.

•	Mr. Tan will be appointed to serve as a member and the chair of the Executive Committee of the Board.

Resignation and Appointment of Chief Executive Officer

Effective upon, and subject to, the consummation of the Spin-Off, David V. Goeckeler will resign from his position as the Company’s Chief Executive Officer. Mr. Goeckeler is not entitled to payments or benefits in connection with his resignation from the Company. Further, Mr. Goeckeler will not enter into any agreements with the Company in connection with his resignation from the Company.

On January 25, 2025, the Board unanimously appointed Mr. Tan as the Chief Executive Officer of the Company to succeed Mr. Goeckeler in that position effective upon, and subject to, the consummation of the Spin-Off.

Mr. Tan is currently Executive Vice President of Global Operations at the Company. He is responsible for all global operations functions, including manufacturing operations, procurement and supply chain, and IT. Widely known as an exceptional leader, Mr. Tan has decades of experience in sales and global operations, market transitions, and customer and government dynamics. Prior to the Company, he served as Executive Vice President and Global Chief of Operations at Cisco Systems, Inc., where he was responsible for the development and implementation of the company’s operating strategy and targeted growth through productivity improvements and innovation across all core business functions, including sales, engineering, supply chain, and services. Mr. Tan also serves as the Chairman of the Board of Directors of SATS Ltd.

In connection with his appointment as the Company’s Chief Executive Officer, Mr. Tan’s annual base salary will increase to $1,000,000 and his target annual award opportunity under the Company’s short-term incentive plan will increase to 150% of his annual base salary. The actual amount of Mr. Tan’s annual bonus will be determined by the Compensation Committee based on the achievement of performance targets and other terms and conditions established by the Compensation Committee for the applicable fiscal year.

Mr. Tan will also receive a promotion equity award with a grant date value of $6,500,000 under the Company’s annual long-term incentive (“LTI”) program on the 6th trading day following the consummation of the Spin-Off, with 40% of such LTI award consisting of a time-based restricted stock unit (“RSU”) award and 60% of such LTI award consisting of a performance stock unit (“PSU”) award. Subject to Mr. Tan’s continued employment with the Company, the RSU award will vest in substantially equal installments on each of the first two anniversaries of the grant date and the PSU award is expected to vest over a two-and-half year period, subject to the achievement of applicable performance criteria. In addition, subject to approval by the Compensation Committee, Mr. Tan’s annual LTI award for fiscal year 2026 is expected to increase to $11,500,000.

Mr. Tan will also be eligible to participate in the Company’s Executive Severance Plan, Change in Control Severance Plan and other benefit programs generally available to the Company’s executive officers.

The Company intends to enter into an employment agreement with Mr. Tan, who resides in Singapore, in connection with the consummation of the Spin-Off. The employment agreement will be entered into to comply with employment laws of the Republic of Singapore and is intended to confirm the compensatory arrangements described above. The employment agreement terms are anticipated to include Mr. Tan’s base salary, target bonus opportunity, paid leave and benefit programs eligibility. As a Singapore employee, Mr. Tan will be paid in local Singapore currency.

Under the terms of the employment agreement, the Company may terminate Mr. Tan’s employment at any time, with or without cause. If the Company terminates Mr. Tan’s employment without cause (as defined in accordance with local labor laws), it must provide notice (or payment in lieu of notice), severance (if applicable) and continued benefits as required by company policies or local labor laws. If the Company terminates Mr. Tan’s employment for cause, it may do so without notice or payment in lieu of notice. Under the terms of the employment agreement, Mr. Tan may voluntarily resign at any time, in which case he must provide two months’ notice.

There are no arrangements or understandings between Mr. Tan and any other person pursuant to which Mr. Tan was appointed to serve as Chief Executive Officer of the Company. There are no family relationships between Mr. Tan and any director or executive officer of the Company.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Form of Indemnification Agreement for Directors and Officers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations about the Spin-Off and initial executive leadership appointments following the Spin-Off. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: volatility in global economic conditions and demand for the Company’s products; operational, financial and legal challenges and difficulties inherent in implementing a separation of the Company’s HDD and Flash businesses; inflation; increase in interest rates and economic recession; future responses to and effects of global health crises; the impact of business and market conditions; the outcome and impact of the Company’s announced separation transaction, including with respect to customer and supplier relationships, regulatory and contractual restrictions, stock price volatility and the diversion of management’s attention from ongoing business operations and opportunities; the impact of competitive products and pricing; the Company’s development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and the Company’s strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; the Company’s level of debt and other financial obligations; changes to the Company’s relationships with key customers; compromise, damage or interruption from cybersecurity incidents or other data system security risks; actions by competitors; the Company’s ability to achieve its GHG emissions reduction and other ESG goals; the impact of international conflicts; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K filed with the SEC on August 20, 2024, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION

By:	/s/ Cynthia Tregillis
Name:	Cynthia Tregillis
Title:	Senior Vice President, Chief Legal Officer and Secretary

Date: January 30, 2025